Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES FOURTH QUARTER 2016 OPERATING RESULTS

February 21, 2017 - FHLBank Topeka (FHLBank) announces its fourth quarter 2016 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $41.4 million and $20.7 million for the three months ended December 31, 2016 and 2015, respectively. For the years ended December 31, 2016 and 2015, FHLBank is reporting net income of $161.8 million and $93.4 million, respectively. Other operating highlights from the fourth quarter and fiscal year of 2016 are presented below. FHLBank expects to file its Form 10-K for the year ended December 31, 2016 with the Securities and Exchange Commission (SEC) on or about March 9, 2017.

President’s Comments
"We are pleased to announce another quarter and year of solid financial results," said Mark E. Yardley, Interim President and CEO of FHLBank Topeka. “These earnings allow us to continue to pay attractive dividends that reduce the overall cost of borrowing for our members while allowing us to build retained earnings to support our increasing book of mortgage loans purchased through the MPF Program®1. We are optimistic for continued financial success in 2017.”

Operating Highlights

•
Net income increased $20.7 million, or 100.1 percent, for the quarter ended December 31, 2016 compared to the quarter ended December 31, 2015 and increased $68.4 million, or 73.3 percent for year ended December 31, 2016 compared to the year ended December 31, 2015, due in large part to the fair value fluctuations on derivatives and hedging activities and trading securities described below;

•
Net interest income, FHLBank's largest source of income, increased $0.8 million, or 1.2 percent, for the quarter ended December 31, 2016 compared to the prior year period, and increased $17.5 million, or 7.3 percent, for the year ended December 31, 2016 compared to the prior year period, in conjunction with growth in average advance balances;

•
Net interest margin remained unchanged at 0.54 percent for the three months ended December 31, 2016 and 2015. Net interest margin declined by two basis points to 0.53 percent for the year ended December 31, 2016 compared to 0.55 percent for the year ended December 31, 2015 as a result of asset growth in lower-yielding advance products, a decline in yield on our mortgage portfolio, and an increase in the average cost of consolidated obligations. The decline in net interest margin driven by these factors was largely offset by an overall increase in average yields on advances and investments;

•
Return on average equity (ROE) increased to 7.50 percent and 7.45 percent for the current quarterly and annual periods, respectively, compared to 3.98 percent and 4.78 percent for the prior year quarterly and annual periods, respectively as a result of the fair value fluctuations on derivatives and hedging activities and trading securities described below;

•	Total assets increased $0.8 billion, or 1.8 percent, from December 31, 2015 to December 31, 2016;

•	The average balance of advances increased $3.4 billion, or 13.0 percent, from the year ended December 31, 2015 to the year ended December 31, 2016; and

•
FHLBank paid a 6.0 percent dividend on the average outstanding shares of Class B common stock during the current quarter, which equates to a reduction of up to 27 basis points (4.5 percent activity-based stock requirement for advances times 6.0 percent Class B common stock dividend) in the total cost of advances for our members.

GAAP Income
The $20.7 million and $68.4 million increases in net income for the quarterly and annual periods ended December 31, 2016, respectively, were largely a result of fair value fluctuations on derivatives and hedging activities and trading securities compared to the prior year periods. The primary factor that contributed to the fair value losses in 2015 was a deterioration in swap spreads, which generally improved during 2016, especially in the fourth quarter of 2016. The increases in net interest income for the quarterly and annual periods ended December 31, 2016 when compared to the same periods in 2015 were the result of: (1) an increase in the average balance and average yield on advances; (2) growth in higher-yielding investments; and (3) higher average yields on short-term investments, partially offset by an increase in average funding cost driven by increases in short-term interest rates. Despite the increase in net interest income, our net interest margin declined by two basis points for the annual period due to: (1) asset growth in lower-yielding advance products; and (2) reduced asset concentration and declining yields in our highest-yielding asset, our mortgage loan portfolio. The mortgage loan portfolio declined as a percentage of interest-earning assets since 2014 as a result of growth in advances and other assets, and experienced declining yields due to higher levels of prepayments and the related premium amortization combined with new mortgage volume at lower interest rates. Despite the increase in average capital caused by the increase in advances, the increase in net income resulted in an increase in ROE for the quarter and year ended December 31, 2016 compared to the same periods in the prior year.

[1]	“Mortgage Partnership Finance” and “MPF” are registered trademarks of the FHLBank of Chicago.

Adjusted Income and Adjusted Return on Equity (ROE)
FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as prepayment fees on terminated advances, increased $7.4 million and $19.6 million for the quarterly and annual periods ended December 31, 2016 compared to the same periods in the prior year. The increases were due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on derivatives not qualifying for hedge accounting, partially offset by increases in other expenses. Adjusted net interest income increased for the fourth quarter of 2016 compared to the same period in 2015 due to the positive net impact of the increase in LIBOR on net interest settlements between periods. The increase in adjusted net interest income for the annual period ended December 31, 2016 compared to 2015 was due primarily to the increase in GAAP net interest income as discussed previously and, to a lesser extent, to the increase in LIBOR and the positive net impact on net interest settlements between periods. Comparative adjusted income and adjusted net interest income for the quarterly and annual periods ended December 31, 2016 and 2015 are calculated as follows:

	Three Months Ended		Year Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$41,374	$20,673	$161,773	$93,360
Affordable Housing Program (AHP) assessments	4,599	2,298	17,984	10,378
Income before AHP assessments	45,973	22,971	179,757	103,738
Derivative (gains) losses[1]	(78,800)	(23,261)	(27,450)	(4,827)
Trading (gains) losses	77,613	38,596	13,709	47,991
Prepayment fees on terminated advances	(549)	(1,086)	(2,295)	(2,410)
Net (gain) loss on sale of held-to-maturity securities	—	(390)	—	(390)
Total excluded items	(1,736)	13,859	(16,036)	40,364
Adjusted income (a non-GAAP measure)	$44,237	$36,830	$163,721	$144,102
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on derivatives not qualifying for hedge accounting.

	Three Months Ended		Year Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Calculation of Adjusted Net Interest Income:	(Amounts in thousands) Unaudited		(Amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$64,992	$64,196	$257,184	$239,680
Net interest settlements on derivatives not qualifying for hedge accounting	(6,202)	(14,737)	(39,077)	(47,670)
Adjusted net interest income (a non-GAAP measure)	$58,790	$49,459	$218,107	$192,010

Management uses adjusted income to evaluate the quality of FHLBank's ongoing earnings. FHLBank management believes that the presentation of income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Since FHLBank is primarily a “hold-to-maturity” investor and does not trade derivatives, management believes that adjusted income and ROE based upon adjusted income (adjusted ROE, a non-GAAP measure) are helpful in understanding FHLBank's operating results and provide a meaningful period-to-period comparison. By removing volatility created by fair value fluctuations and items such as prepayment fees, FHLBank can compare longer-term trends in earnings that might otherwise be indeterminable.

Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. These non-GAAP measures are frequently used by FHLBank’s stakeholders in the evaluation of its performance, but they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The increase in adjusted ROE between the comparative periods is mostly a function of increases in adjusted income, despite the increase in average capital as a result of the increase in advances.

Adjusted ROE spread for the quarterly and annual periods ended December 31, 2016 and 2015 is calculated as follows:

	Three Months Ended		Year Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited		(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,195,892	$2,060,873	$2,171,334	$1,951,708
ROE, based upon GAAP net income	7.50%	3.98%	7.45%	4.78%
Adjusted ROE, based upon adjusted income	8.01%	7.09%	7.54%	7.38%
Average overnight Federal funds effective rate	0.45%	0.16%	0.39%	0.13%
Adjusted ROE as a spread to average overnight Federal funds effective rate	7.56%	6.93%	7.15%	7.25%

Housing and Community Development Programs
FHLBank was pleased to award more than $7.0 million in grants through our Affordable Housing Program (AHP) during 2016. AHP helps FHLBank members provide financing for the purchase, construction or rehabilitation of housing that is affordable to very low-, low- and moderate income households. The 21 successful projects that scored highest among 74 submitted applications impact 326 owner-occupied and 557 rental housing units. The complete list of projects selected in 2016 can be found on FHLBank’s website (www.fhlbtopeka.com).

For 2016, FHLBank Topeka earmarked $4.5 million for the Homeownership Set-aside Program (HSP), which provides down payment assistance of up to $5,000 per income-qualified household. The HSP enabled 856 households to experience home ownership for the first time. Program changes in 2016 extended the duration of the HSP, which allowed 123 of 153 registered members to access HSP funds.

Attached are highlights of FHLBank’s financial position as of December 31, 2016 and 2015 and highlights of the results of operations for the quarterly and annual periods ended December 31, 2016 and 2015. FHLBank’s Form 10-K for the year ended December 31, 2016 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-K with the SEC on or about March 9, 2017.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	12/31/2016	12/31/2015
Financial Position
Investments[1]	$13,609,653	$13,606,080
Advances	23,985,835	23,580,371
Mortgage loans held for portfolio, net	6,640,725	6,390,708
Total assets	45,216,749	44,426,133
Deposits	598,931	759,366
Consolidated obligations, net[2,3]	42,497,676	41,679,480
Total liabilities	43,254,301	42,584,381
Total capital stock	1,226,675	1,208,947
Retained earnings	735,196	651,782
Total capital	1,962,448	1,841,752

Regulatory capital[4]	1,964,541	1,863,468

	Three Months Ended		Year Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Results of Operations
Interest income	$147,041	$127,425	$580,437	$465,430
Interest expense	82,049	63,229	323,253	225,750
Net interest income before loan loss (reversal) provision	64,992	64,196	257,184	239,680
Provision (reversal) for credit losses on mortgage loans	31	283	(109)	(1,909)
Net gain (loss) on trading securities	(77,613)	(38,596)	(13,709)	(47,991)
Net gain (loss) on derivatives and hedging activities	72,598	8,524	(11,627)	(42,843)
Other income	2,880	2,992	11,506	10,745
Other expenses	16,853	13,862	63,706	57,762
Income before assessments	45,973	22,971	179,757	103,738
AHP assessments	4,599	2,298	17,984	10,378
Net income	41,374	20,673	161,773	93,360

Net interest margin[5]	0.54%	0.54%	0.53%	0.55%
Weighted average dividend rate[6]	5.28%	5.31%	5.29%	5.26%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]	December 31, 2015 balances modified for change in accounting principle related to the reclassification of concessions on consolidated obligations.

[4]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[5]	Net interest income as a percentage of average earning assets.

[6]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.